UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 22, 2018

FORTINET, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
899 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
At the Annual Meeting of Stockholders of Fortinet, Inc. (“Fortinet”) held on June 22, 2018 (the “Annual Meeting”), Fortinet’s stockholders adopted an amended and restated certificate of incorporation for Fortinet (the “Restated Certificate”) in order to declassify Fortinet’s Board of Directors (the “Board”) and make other related changes. The Restated Certificate was previously approved by the Board, subject to the adoption of Fortinet’s stockholders. The Restated Certificate became effective upon acceptance of the filing by the Secretary of State of the State of Delaware on June 22, 2018.
The Restated Certificate implements a gradual declassification of the Board and provides for the annual election of directors for one-year terms, commencing upon the expiration of the directors’ current terms. The Restated Certificate first applied to the directors who stood for election at the Annual Meeting, and the declassification of the Board will be phased in over a period of two years. Beginning with the 2020 Annual Meeting of Stockholders, the entire Board will stand for election annually for one-year terms. The Restated Certificate also permits stockholders to remove directors elected for one-year terms with or without cause. Directors in a class that is serving out the remainder of a three-year term will continue to be removable only for cause. The description of the foregoing Restated Certificate is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
The Board also approved amended and restated bylaws (the “Restated Bylaws”), which became effective upon the effectiveness of the Restated Certificate. The Restated Bylaws permit stockholders to remove directors as provided in the Restated Certificate. The description of the foregoing Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders
At the Annual Meeting, there were present, in person or by proxy, holders of 149,175,456 shares of common stock, or approximately 88.75% of the total outstanding shares eligible to be voted. The holders present voted on the four proposals presented at the Annual Meeting as follows:
Proposal One - Adoption of the Restated Certificate
Fortinet’s stockholders adopted the Restated Certificate by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
131,428,883	47,249	55,938	17,643,386

Proposal Two - Election of Directors
Fortinet’s stockholders approved the election of three directors, each to serve for a one-year term expiring at the 2019 Annual Meeting of Stockholders, by the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ken Xie	129,179,191	2,352,879	0	17,643,386
Gary Locke	126,503,272	5,028,798	0	17,643,386
Judith Sim	130,796,321	735,749	0	17,643,386

Proposal Three - Ratification of Appointment of Independent Registered Accounting Firm
Fortinet’s stockholders ratified the appointment of Deloitte & Touche LLP as Fortinet’s independent registered accounting firm for the fiscal year ending December 31, 2018 by the following votes:

Votes For	Votes Against	Abstentions
145,656,239	3,328,167	191,050

Proposal Four - Advisory Vote on Named Executive Officer Compensation
Fortinet’s stockholders cast their votes with respect to the advisory vote on Fortinet’s named executive officer compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,485,101	8,937,938	109,031	17,643,386

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTINET, INC.

Date: June 28, 2018	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel